Exhibit 99.1

Twin Disc Announces First Quarter Results

MILWAUKEE, Wis., November 5, 2025 (GLOBE NEWSWIRE) -- Twin Disc, Inc. (NASDAQ: TWIN) today reported results for the first quarter ended September 26, 2025.

Fiscal First Quarter 2026 Highlights

●	Sales increased 9.7% year-over-year to $80.0 million
●	Gross margin of 28.7%, expanded 220 basis points over prior year
●	Net loss attributable to Twin Disc was $518 thousand and EBITDA* of $4.7 million
●	Robust six-month backlog of $163.3 million supported by healthy ongoing demand
●	Continued momentum in defense, with accelerating orders and an expanding pipeline across U.S. and Europe

CEO Perspective

“We delivered a solid start to the year, with sales and margin growth that reflects the benefits of our operational discipline and the strength of our diversified end markets. In the Defense market, orders continued to accelerate, lifting six-month backlog by 8.5% since the end of fiscal 2025. In terms of our product groups, Marine and Propulsion delivered record new-unit bookings, secured wins in autonomous-vessel applications, and benefited from healthy aftermarket demand. Land-based transmission activity remained steady, with stable aftermarket demand in oil and gas and encouraging long-term prospects tied to replacement cycles,” commented John H. Batten, President and Chief Executive Officer of Twin Disc.

“Looking ahead, we remain focused on executing our growth strategy through disciplined operations, innovation, and customer engagement. With a healthy backlog and continued momentum in our core markets, we are well positioned to build on this progress and deliver profitable growth throughout fiscal 2026,” Mr. Batten concluded.

First Quarter Results

Sales for the fiscal 2026 first quarter increased 9.7% year-over-year to $80.0 million, driven by the addition of Kobelt, along with strength in the Company’s Veth products in Marine and Propulsion Systems, in addition to recovery in Industrial product segments. On an organic basis*, which excludes the impacts of acquisitions and foreign currency exchange, fiscal first quarter 2026 sales increased 1.1% year-over-year.

Sales by product group (certain amounts have been reclassified from Marine and Propulsion to Other):

Product Group (Thousands of $):	Q1 FY26 Sales	Q1 FY25 Sales	Change (%)
Marine and Propulsion Systems	$48,226	$42,100	14.6%
Land-Based Transmissions	17,558	17,284	1.6%
Industrial	10,378	9,169	13.2%
Other	3,834	4,344	-11.7%
Total	$79,996	$72,897	9.7%

Twin Disc delivered double-digit growth year-over-year in the North American region which drove a shift in the distribution of sales across geographical regions. A greater proportion of sales came from the North American region, with a lower proportion of sales coming from the Middle East and Asia Pacific.

Gross profit increased 18.7% to $22.9 million compared to $19.3 million for the first quarter of fiscal 2025. First quarter gross margin increased approximately 220 basis points to 28.7% from the prior year period, reflecting the benefit of incremental volume and successful margin improvement initiatives.

Marketing, engineering and administrative (ME&A) expense increased by $1.2 million, or 6.2%, to $20.7 million, compared to $19.5 million in the prior year quarter. The increased ME&A expense was primarily driven by the addition of Kobelt, along with an increase in professional fees and an inflationary impact on wages and benefits.

Net loss attributable to Twin Disc for the quarter of fiscal 2026 was ($518) thousand, or ($0.04) per diluted share, compared to net loss attributable to Twin Disc of ($2.8) million, or ($0.20) per diluted share for the first fiscal quarter of 2025. The year-over-year change was driven by an increase in operating income and a decrease in other expense ($480 thousand) related to a reduced currency loss ($0.9 million) offset by an increase in the amortization of the net actuarial loss related to the Company’s domestic defined benefit pension plan ($0.5 million). Earnings before interest, taxes, depreciation, and amortization (EBITDA) were $4.7 million in the first quarter, up 172.3% compared to the first quarter of fiscal 2025.

Certain items impacting EBITDA for the first quarter 2026 include:

(Thousands of $):	Q1 FY26	Q1 FY25
Restructuring	$ -	$ 14
Non-cash stock based compensation	850	1,004
Acquisition costs	436	-
Currency translation (gain)/loss	250	1,137
Non-cash defined benefit pension amortization	690	231

On a consolidated basis, the backlog of orders to be shipped over the next six months is approximately $163.3 million, compared to $150.5 million at the end of the fourth quarter. As a percentage of six-month backlog, inventory decreased from 101.0% at the end of the fourth quarter, to 96.9% at the end of the first quarter. Compared to the first fiscal quarter of 2025, cash decreased 14.8% to $14.2 million, total debt increased 46.7% to $43.7 million, and net debt* increased $16.4 million to $29.5 million. The increase was primarily attributable to higher long-term debt related to the Kobelt acquisition.

CFO Perspective

Jeffrey S. Knutson, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary stated, “Our first quarter results reflected solid year-over-year growth and healthy margins. EBITDA improved year-over-year, supported by higher sales and margins, while sequential results reflected normal seasonal patterns and continued investments in growth. Moving forward, we remain focused on reducing inventory levels and maintaining balance sheet strength, while continuing to support growing market demand, invest in initiatives that strengthen our operations and position Twin Disc for long-term value creation.”

Discussion of Results

Twin Disc will host a conference call to discuss these results and to answer questions at 9:00 a.m. Eastern time on November 5, 2025. The live audio webcast will be available on Twin Disc’s website at https://ir.twindisc.com. To participate in the conference call, please dial (646) 307-1963 approximately ten minutes before the call is scheduled to begin. A replay of the webcast will be available at https://ir.twindisc.com shortly after the call until November 5, 2026.

About Twin Disc

Twin Disc, Inc. designs, manufactures, and sells marine and heavy-duty off-highway power transmission equipment. Products offered include: marine transmissions, azimuth drives, surface drives, propellers, and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches, control systems, and braking systems. The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government, military and industrial markets. The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network. For more information, please visit www.twindisc.com.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations, and releases. The words “anticipates,” “believes,” “intends,” “estimates,” and “expects,” or similar anticipatory expressions, usually identify forward-looking statements. The Company intends that such forward-looking statements qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from current expectations. Such risks and uncertainties include the impact of general economic conditions and the cyclical nature of many of the Company’s product markets; foreign currency risks and other risks associated with the Company’s international sales and operations; the ability of the Company to successfully implement price increases to offset increasing commodity costs; the ability of the Company to generate sufficient cash to pay its indebtedness as it becomes due; and the possibility of unforeseen tax consequences and the impact of tax reform in the U.S. or other jurisdictions. These and other risks are described under the caption “Risk Factors” in Item 1A of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission, as supplemented in subsequent periodic reports filed with the Securities and Exchange Commission. Accordingly, the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. The Company assumes no obligation, and disclaims any obligation, to publicly update or revise any forward-looking statements to reflect subsequent events, new information, or otherwise.

*Non-GAAP Financial Information

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Organic net sales is defined as net sales excluding the recent acquisitions of Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation, and amortization expenses.

Net debt is calculated as total debt less cash.

Free cash flow is calculated as net cash provided (used) by operating activities less acquisition of fixed assets.

Investors:

Riveron

TwinDiscIR@Riveron.com

Source: Twin Disc, Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per-share data; unaudited)

	For the Quarter Ended
	September 26, 2025	September 27, 2024
Net sales	$79,996	$72,897
Cost of goods sold	57,062	53,575
Gross profit	22,934	19,322
Marketing, engineering and administrative expenses	20,699	19,487
Income (loss) from operations	2,235	(165)
Other income (expense):
Interest expense	(800)	(636)
Other income (expense), net	(864)	(1,344)
	(1,664)	(1,980)
Income (loss) before income taxes and noncontrolling interest	571	(2,145)
Income tax benefit (expense)	(983)	(627)
Net income (loss)	(412)	(2,772)
Less: Net income (loss) attributable to noncontrolling interest, net of tax	106	(7)
Net income (loss) attributable to Twin Disc, Incorporated	$(518)	$(2,765)
Dividends per share	$0.04	$0.04
Earnings (loss) per share data:
Basic earnings (loss) per share attributable to Twin Disc, Incorporated common shareholders	$(0.04)	$(0.20)
Diluted earnings (loss) per share attributable to Twin Disc, Incorporated common shareholders	$(0.04)	$(0.20)
Weighted average shares outstanding data:
Basic shares outstanding	13,961	13,778
Diluted shares outstanding	13,961	13,778
Comprehensive income (loss)
Net income (loss)	$(412)	$(2,772)
Benefit plan adjustments, net of income taxes of $1 and $11, respectively	632	221
Foreign currency translation adjustment	(2,431)	7,164
Unrealized gain (loss) on hedges, net of income taxes of $0 and $0, respectively	98	(853)
Comprehensive income (loss)	(2,113)	3,760
Less: Comprehensive income (loss) attributable to noncontrolling interest	191	136
Comprehensive income (loss) attributable to Twin Disc, Incorporated	$(2,304)	$3,624
Unaudited. Amounts in thousands except per share data.

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA

(In thousands; unaudited)

	For the Quarter Ended
	September 26, 2025	September 27, 2024

Net income (loss) attributable to Twin Disc, Incorporated	$(518)	$(2,765)
Interest expense	800	636
Income tax expense	983	627
Depreciation and amortization	3,464	3,238
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$4,729	$1,736

RECONCILIATION OF TOTAL DEBT TO NET DEBT

(In thousands; unaudited)

	September 26, 2025	September 27, 2024

Current maturities of long-term debt	$3,000	$2,000
Long-term debt	40,719	27,794
Total debt	43,719	29,794
Less cash	14,241	16,711
Net debt	$29,478	$13,083

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES

(In thousands; unaudited)

	For the Quarter Ended
	September 26, 2025	September 27, 2024

Net Sales	$79,996	$72,897
Less: Acquisition	(3,094)	-
Less: Foreign Currency Impact	(3,191)	-
Organic Net Sales	$73,711	$72,897

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands; except share amounts, unaudited)

	September 26, 2025	June 30, 2025
ASSETS
Current assets:
Cash	$14,241	$16,109
Trade accounts receivable, net	63,950	58,941
Inventories, net	158,272	151,951
Other current assets	18,084	19,914
Total current assets	254,547	246,915

Property, plant and equipment, net	70,150	69,576
Right-of-use assets operating lease assets	16,311	17,250
Goodwill	2,823	2,892
Intangible assets, net	12,570	13,361
Deferred income taxes	4,345	2,812
Other noncurrent assets	2,790	2,756
Total assets	$363,536	$355,562

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,000	$3,000
Current maturities of right-of-use operating lease obligations	3,336	3,393
Accounts payable	37,073	38,745
Accrued liabilities	78,792	80,655
Total current liabilities	122,201	125,793
Long-term debt	40,719	28,446
Right-of-use lease obligations	13,474	14,357
Accrued retirement benefits	11,685	11,832
Deferred income taxes	5,565	4,320
Other long-term liabilities	9,004	6,423
Total liabilities	202,648	191,171
Twin Disc, Incorporated shareholders' equity:
Preferred shares authorized: 200,000; issued: none; no par value	-	-
Common shares authorized: 30,000,000; issued: 14,632,802; no par value	37,813	42,269
Retained earnings	124,330	125,414
Accumulated other comprehensive income (loss)	1,944	3,730
	164,087	171,413
Less treasury stock, at cost (244,771 and 482,181 shares, respectively)	3,770	7,402
Total Twin Disc, Incorporated shareholders' equity	160,317	164,011
Noncontrolling interest	571	380
Total equity	160,888	164,391
Total liabilities and equity	$363,536	$355,562

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands; unaudited)

	For the Quarter Ended
	September 26, 2025	September 27, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(412)	$(2,772)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	3,464	3,238
Gain on sale of assets	-	(9)
Provision for deferred income taxes	(403)	(361)
Stock compensation expense and other non-cash changes, net	862	1,025
Net change in operating assets and liabilities	(11,035)	(5,465)
Net cash provided (used) by operating activities	(7,524)	(4,344)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant, and equipment	(3,430)	(2,362)
Proceeds from sale of property, plant, and equipment	-	9
Other, net	(9)	(369)
Net cash provided (used) by investing activities	(3,439)	(2,722)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving loan arrangements	40,375	30,090
Repayments of revolving loan arrangements	(27,971)	(26,791)
Dividends paid to shareholders	(566)	(570)
Payments of finance lease obligations	(284)	(546)
Cash used in net share settlement of restricted stock units	(11)	-
Payments of withholding taxes on stock compensation	(1,675)	(1,249)
Net cash provided (used) by financing activities	9,868	934
Effect of exchange rate changes on cash	(773)	2,773
Net change in cash	(1,868)	(3,359)
Cash:
Beginning of period	16,109	20,070
End of period	$14,241	$16,711